SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 24, 2003

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5. Other Events.

On October 24, 2003, Potlatch Corporation issued the following news release:

“Spokane, WA Potlatch Corporation (NYSE:PCH) today announced the election of Ruth Ann M. Gillis, 49, to Potlatch’s board of directors effective November 1, 2003.

Ms. Gillis is currently Senior Vice President, Exelon Corporation, a $15 billion energy company based in Chicago, and President, Exelon Business Services Company, a subsidiary of Exelon Corporation.

Prior to her current positions, both of which she has held since November of 2002, Ms. Gillis served as Chief Financial Officer of Exelon Corporation from October 2000 to November 2002.

Ms. Gillis served as Senior Vice President and Chief Financial Officer of Commonwealth Edison and Unicom (a predecessor to Exelon) from October 1999 to October 2000, Senior Vice President from January 1999 to October 1999, and Vice President and Treasurer from September 1997 to January 1999. Prior to her employment with Exelon, Ms. Gillis was Vice President, Chief Financial Officer and Treasurer of the University of Chicago Hospitals and Health System from 1996 to 1997, and Senior Vice President and Chief Financial Officer of American National Bank and Trust Company from 1993 to 1996.

Ms. Gillis holds an MBA in Finance from the University of Chicago Graduate School of Business and is a Magna Cum Laude graduate of Smith College, with a bachelor’s degree in Economics.

Potlatch Corporation is an integrated forest products company with 1.5 million acres of timberland in Idaho, Minnesota and Arkansas. Products include lumber, panels, bleached pulp, paperboard and consumer tissue.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2003

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary